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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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OPTEUM INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPTEUM INC.
3305 Flamingo Drive
Vero Beach, Florida 32963
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 6, 2006

To Our Stockholders:

        The 2006 Annual Meeting of Stockholders of Opteum Inc., formerly known as Bimini Mortgage Management, Inc., (the "Company") will be held at 8:00 a.m. on April 6, 2006, at Holiday Inn-Oceanside, Windward Room, 3384 Ocean Drive, Vero Beach, FL 32963 for the following purposes:

1.
To elect one Class I director to serve until the 2007 Annual Meeting of Stockholders, one Class II director to serve until the 2008 Annual Meeting of Stockholders and two Class III directors to serve until the 2009 Annual Meeting of Stockholders, in each case until his successor has been duly elected and qualified;

2.
To consider and vote upon a proposal to convert 1,223,208 shares of the Company's Class A Redeemable Preferred Stock into shares of Class A Common Stock on a one-for-one basis and to authorize the issuance of shares of Class A Common Stock in lieu of any shares of Class B Redeemable Preferred Stock which may be issuable by the Company under the terms of its agreement relating to the acquisition of Opteum Financial Services, LLC, a subsidiary of the Company; and

3.
To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on February 21, 2006 as the record date for the meeting. Only holders of record of the Company's Class A and Class B Common Stock and Class A Redeemable Preferred Stock as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. If you choose to attend the annual meeting in person, you must present your proxy card, or an account statement showing your ownership of the Company's Class A or Class B Common Stock or Class A Redeemable Preferred Stock as of the record date, and a valid, government-issued photo identification.

        The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed Proxy Card in the enclosed return envelope, which requires no postage if mailed in the United States. Returning your Proxy Card does not deprive you of your right to attend the meeting and vote your shares in person.

By Order of the Board of Directors,

Robert E. Cauley
Secretary

Vero Beach, Florida
March 1, 2006

OPTEUM INC.
3305 Flamingo Drive
Vero Beach, Florida 32963
(772) 231-1400

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 6, 2006

        This Proxy Statement is furnished to the holders of Class A and Class B Common Stock, par value $.001 per share (the "Common Stock") and Class A Redeemable Preferred Stock (the "Class A Preferred" and together with the Common Stock, the "Voting Stock") of Opteum Inc., a Maryland corporation (the "Company"), in connection with the solicitation by the Company's board of directors (the "Board" or "Board of Directors") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at Holiday Inn-Oceanside, Windward Room, 3384 Ocean Drive, Vero Beach, FL 32963 on Thursday, April 6, 2006, at 8:00 a.m. or at any adjournment thereof, for the purposes set forth in the accompanying Notice.

        References in this Proxy Statement to "directors" means directors of the Company, unless the context otherwise requires.

        This Proxy Statement and form of proxy are being mailed to stockholders on or about March     , 2006. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by the stockholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A stockholder who attends the Meeting in person may revoke his or her proxy at that time and vote in person if so desired. Unless revoked or unless contrary instructions are given, each proxy duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote, as applicable:

(1)
FOR the election of one director nominee to serve as a Class I director for a one-year term, one director nominee to serve as Class II director for a two-year term and two director nominees to serve as Class III directors for three-year terms, as provided in Proposal No. 1 below (the "Election Proposal");

(2)
FOR the conversion of 1,223,208 shares of the Company's Class A Preferred into shares of Class A Common Stock on a one-for-one basis and the authorization of the issuance of shares of Class A Common Stock in lieu of any shares of Class B Redeemable Preferred Stock ("Class B Preferred") which may be issuable by the Company under the terms of its agreement relating to the acquisition of Opteum Financial Services, LLC ("OFS"), a subsidiary of the Company (the "Conversion Proposal"); and

(3)
At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE ELECTION PROPOSAL AND "FOR" THE CONVERSION PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE ELECTION PROPOSAL AND FOR THE CONVERSION PROPOSAL IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

QUORUM AND VOTING

Record Date; Quorum

        The Board of Directors has fixed the close of business on February 21, 2006 as the record date (the "Record Date") for the Meeting. Only holders of Voting Stock on the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting and any adjournments and postponements thereof. The Common Stock and Class A Preferred are the only classes of voting stock of the Company currently issued and outstanding which are entitled to vote at the Meeting. On the Record Date, there were 23,896,745 shares of Common Stock outstanding and 1,800,000 shares of Class A Preferred outstanding. After the Record Date but prior to the Meeting, 576,792 shares of Class A Preferred are scheduled to be returned to the Company and cancelled pursuant to a purchase price adjustment in connection with our acquisition of OFS and if this occurs prior to the Meeting, such shares will not be voted or counted as part of the quorum for the Meeting. The holders of Class A Preferred will have an aggregate vote equal to 244,641.6 shares of Class A Common Stock. Each holder of shares of Common Stock on the Record Date is entitled to cast one vote per share and each holder of Class A Preferred is entitled to cast one-fifth of a vote per share at the Meeting on each matter properly brought before the Meeting, exercisable in person or by properly executed proxy.

        The presence of the holders of a majority of the outstanding shares of Voting Stock entitled to vote at the Meeting, in person or by properly executed proxy, is necessary to constitute a quorum at the Meeting. A quorum is necessary for any action to be taken at the Meeting. Shares of Voting Stock represented at the Meeting in person or by properly executed proxy but not voted will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining the presence of a quorum.

Votes Required for Approval

        With respect to the Election Proposal, the Conversion Proposal, and any other matters which properly come before the Meeting, pursuant to the Company's Articles of Amendment and Restatement together with any amendments thereto (the "Charter") and Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of the holders of record of a majority of the votes cast at the Meeting at which a quorum is present is required for approval. Cumulative voting is not permitted.

Proxies; Abstentions; Broker Non-Votes

        All shares of Voting Stock represented by properly executed proxies received prior to or at the Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are given on a properly returned proxy, your proxy will be voted "FOR" election of each of the nominees listed under the Election Proposal, "FOR" the Conversion Proposal and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournment or postponement thereof.

        Abstentions and broker non-votes are each included in the determination of the number of shares present and entitled to vote at the Meeting for purposes of determining a quorum but will not be counted as a vote cast. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Brokers generally have discretionary authority to vote on routine matters. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, the shares of Voting Stock represented by valid Proxies that abstain with respect to any matter will not be counted as an affirmative vote in determining whether the requisite vote for the shares was cast in favor of that matter.

        A stockholder may revoke his or her proxy at any time before it has been voted by delivering written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting; but mere attendance at the Meeting, without further action, will not revoke a proxy.

Admission to Meeting

        Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, please bring your proxy card and a valid, government-issued photo identification, such as a driver's license or a passport. If your shares are held in street name, you may bring other proof of ownership, such as your most recent brokerage account statement, which clearly shows your ownership of the Company's Class A Common Stock, Class B Common Stock or Class A Redeemable Preferred Stock as of the record date.

Other Business; Adjournments

        The Board of Directors is not currently aware of any business to be acted upon at the Meeting other than as described herein. If other matters are properly brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxies, to the extent permitted by applicable rules of the SEC, will have discretion to vote or act thereon according to their best judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. If the Meeting is adjourned or postponed for any reason, all proxies will be voted at the reconvened Meeting in the same manner as such proxies would have been voted at the original convening of the Meeting (except for proxies that have, at that time, effectively been revoked or withdrawn). The Company does not currently intend to seek an adjournment of the Meeting.

Annual Report

        The Company's 2005 Annual Report, including financial statements for the fiscal year ended December 31, 2005, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report filed with the SEC on Form 10-K, including the financial statements, is contained in the Annual Report and is available on the Company's website at www.opteum.com.

Important Notice Regarding Delivery of Stockholder Documents

        In accordance with a notice sent to certain street name stockholders of Voting Stock who share a single address, only one copy of this Proxy Statement and our annual report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report, he or she may contact us at 3305 Flamingo Drive, Vero Beach, Florida 32963, (772) 231-1400, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact us at the contact information provided above if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may also request householding in the future.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

        The Company's Bylaws provide for a Board of Directors of six members, which number may be altered by the affirmative vote of a majority of the entire Board of Directors to not more than 15, and not less than the minimum number then permitted by the Maryland General Corporation Law. In September 2005, the Board of Directors authorized an increase in its size to eight members and elected two additional directors effective in November 2005. The Board of Directors may fill a vacancy which results from the death, resignation or removal of a director or from an increase in the number of directors. Any director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. The Board of Directors has determined that five of the eight current directors are and, assuming the election of all nominees, will continue to be "independent" within the meaning of applicable rules of the SEC and the New York Stock Exchange (the "NYSE").

        Pursuant to the Charter, the members of the Board of Directors are divided into three classes which have staggered terms of office, so that the term of office of directors of only one class expires at each annual meeting of stockholders and each director of that class is elected for a three-year term and until his or her successor is elected and duly qualified or until his or her earlier death, resignation or removal. In September 2005, Jason Kaplan was elected as a Class I director and agreed to resign after one-year and Peter R. Norden was elected as a Class II director for a two-year term, each directorship commencing on November 3, 2005. The following table lists the name, class designation and age for each director:

Name	Class	Age
Kevin L. Bespolka*	I	43
Jason Kaplan*	I	31
W. Christopher Mortenson*	I	59
Robert E. Cauley	II	47
Peter R. Norden	II	51
Buford H. Ortale*	II	44
Maureen A. Hendricks*	III	54
Jeffrey J. Zimmer	III	48

*
The asterisk indicates that the director is independent.

        The term of office of each of the two current Class III directors (Maureen A. Hendricks and Jeffrey J. Zimmer) expires at the Meeting. The term of office of the Class I directors will expire at the Annual Meeting of Stockholders to be held in 2007 and the term of office of the Class II directors will expire at the Annual Meeting of Stockholders to be held in 2008. However, because Messrs. Norden and Kaplan were elected by the Board of Directors to fill vacancies, they must also stand for re-election.

        The Board of Directors has nominated Mr. Kaplan to be reelected as a Class I director for a term expiring at the Annual Meeting of Stockholders to be held in 2007, Mr. Norden to be elected as a Class II director for a term expiring at the Annual Meeting of Stockholders to be held in 2008, and Ms. Hendricks and Mr. Zimmer to stand for re-election as Class III directors, each for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2009. In the event that such nominees are unable to serve or for good cause will not serve, the proxies will be voted at the Meeting for such other person or persons as the Board of Directors may recommend.

Nominees For Director

        The following biographical descriptions set forth certain information with respect to the director nominees based on information furnished to the Company by each director nominee. The following information is as of February 15, 2006.

        Maureen A. Hendricks has been a director of the Company since its inception in 2003. She was most recently a Senior Advisory Director at Salomon Smith Barney from 2001 until January 2003. She was previously the Head of Global Energy and Power at Salomon Smith Barney prior to her retirement in 2001. She was also formerly the Head of Global Capital Markets, Head of Corporate Fixed Income—Americas, Head of European Equities, Co-Head of Global Equity Derivatives, and Head of Structured Finance for JP Morgan Securities. She graduated magna cum laude from Smith College. She is chairman of the Management Development Compensation Committee, former chairman of the Audit Committee and a member of the board of directors of Millipore Corporation.

        Jason Kaplan has been a director of the Company since November 2005. He is currently President of Kaplan Companies of Highland Park, New Jersey, a regional real estate development and property management company. He has served in this position since December 2004 and prior to that he served as vice-president since joining the company in 1996. Mr. Kaplan is the President of the Central Jersey Builders Association and is on the board of directors of the Central New Jersey Jewish Home for the Aged in Franklin Township, New Jersey. Mr. Kaplan received his BS in finance and real estate from the Wharton School at the University of Pennsylvania.

        Peter R. Norden has been a director and Senior Executive Vice President of the Company since November 2005. He has been the Chief Executive Officer and President of OFS since 1999. In 1988, Mr. Norden acquired Olde Towne Mortgage Company, subsequently known as First Town Mortgage Corporation, where he served as President and Chief Executive Officer until it was sold in 1999 to Chase Manhattan Mortgage Corporation. In addition to overseeing OFS, Mr. Norden serves on the Fannie Mae CEO Advisory Board and the GMAC/RFC National Advisory Board. He is also a former President of the Mortgage Bankers Association of New Jersey. Mr. Norden received his BS in Accounting from Fairleigh Dickinson University in 1975.

        Jeffrey J. Zimmer has been the Chairman, Chief Executive Officer and President of the Company since its inception in 2003. He was previously a Managing Director in the Mortgage-Backed and Asset Backed Department at RBS/Greenwich Capital Markets. From 1990 through 2003, he held various positions in the mortgage department at RBS/Greenwich, working closely with some of the nation's largest mortgage banks, hedge funds, and investment management firms on various mortgage securities investments. He has negotiated terms on and participated in the completion of dozens of new underwritten public and privately placed mortgage-backed deals for customers of RBS/Greenwich. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his MBA in finance from Babson College in 1983 and a BA in economics and speech communication from Denison University in 1980.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES.

Directors Continuing In Office

        The following biographical descriptions set forth certain information with respect to the directors whose terms of office continue after the Meeting based on information furnished to the Company by each director. The following information is as of February 15, 2006.

Class I Directors (Terms Expire in 2007)

        Kevin L. Bespolka has been a director of the Company since its inception in 2003. He is currently a Managing Director of Old Lane Management. He was the Chief Financial Officer of Kidsnet, a company that provides safe internet access for children, beginning in 2000, the year he co-founded the company. He worked at Merrill Lynch from 1991 to 1999, first as the global head of non-dollar bond option trading and European fixed income proprietary trading, then as global head of foreign exchange options and proprietary trading and finally as the global co-head of debt proprietary trading. Before joining Merrill Lynch, he worked in the Debt Capital Markets Group at Morgan Stanley, structuring public and private placements of non-standard debt securities. Mr. Bespolka graduated magna cum laude from Swarthmore College in 1984.

        W. Christopher Mortenson has been a director of the Company since May 2004. He is currently a Managing Director with Integrated Corporate Relations, a strategic investor relations firm. He worked at Deutsche Bank Alex Brown from January 1986 to June 2002, first as the head of Software/Services Equity Research, then as a Managing Director and the firm's Global Software and Services Strategist. From 1980 to 1985 Mr. Mortenson was a senior analyst at Brean Murray Securities. From 1978 to 1980 he was the Chief Financial Officer of Master Design Corp., and he was a principal at Arthur Young & Company from 1970 to 1978. He has served on the boards of IQ Financial Services and Presence OnLine Pty. Mr. Mortenson graduated cum laude from Harvard College in 1968 and received his MBA from Stanford University in 1970.

Class II Directors (Terms Expire in 2008)

        Robert E. Cauley, CFA has been a director of the Company since its inception in 2003. He is the Company's Chief Investment Officer, Chief Financial Officer, Secretary and one of the Company's founders. He was previously Vice President, Portfolio Manager at Federated Investment Management Company in Pittsburgh, Pennsylvania where from 1996 until September 2003 he was also a lead portfolio manager, co-manager, or assistant portfolio manager of $4.25 billion (base capital, unlevered amount) in mortgage and asset backed securities funds. From 1994 to 1996, he was an associate at Lehman Brothers in the asset-backed structuring group. From 1992 to 1994 he was a credit analyst in the highly levered firms group and the aerospace group at Barclay's Bank. Mr. Cauley has invested in, researched, or structured almost every type of mortgage-backed security. Mr. Cauley, who is a CFA and a CPA, received his MBA in finance and economics from Carnegie Mellon University and his BA in accounting from California State University, Fullerton. Mr. Cauley served in the United States Marine Corps for four years.

        Buford H. Ortale has been a director of the Company since its inception in 2003. He is currently President of Sewanee Ventures, a private equity and investment banking firm that he founded in 1996. He has been involved in numerous private equity investments over the years, including start-ups in which he was the original shareholder. His pre-IPO investments include iPayment, Dr. Pepper/Seven Up, Ztel, Ptek, Premiere Technologies, Texas Capital Bancshares, Healthstream and the Company. He has served on the boards of several companies including Ztel, Premiere, Phyve Corporation, Music Trust, TerraCerta and Enliven Partners. Mr. Ortale began his career with Merrill Lynch's Merchant Banking Group in New York, and was subsequently a Managing Director with both NationsBanc Capital Markets and Deutsche Bank. Mr. Ortale received an MBA from Vanderbilt University in 1987.

PROPOSAL NO. 2:

        AUTHORIZE THE CONVERSION OF 1,223,208 SHARES OF THE COMPANY'S CLASS A PREFERRED INTO SHARES OF CLASS A COMMON STOCK ON A ONE-FOR-ONE BASIS AND AUTHORIZE THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK IN LIEU OF ANY SHARES OF CLASS B PREFERRED WHICH MAY BE ISSUABLE BY THE COMPANY UNDER THE TERMS OF ITS AGREEMENT RELATING TO THE ACQUISITION OF OFS

        On September 29, 2005, the Company entered into an agreement and plan of merger (the "Merger Agreement") with OFS and the owners of OFS. On November 3, 2005, the Company acquired OFS through a merger of the Company's wholly owned subsidiary into OFS.

        Pursuant to the Merger Agreement, the Company issued 3,717,242 shares of Class A Common Stock and 1,800,000 shares of Class A Preferred to the stockholders of OFS in exchange for 100% of the stock of OFS. Of the 1,800,000 shares of Class A Preferred issued, 576,792 shares are scheduled to be returned to the Company and cancelled pursuant to a purchase price adjustment in connection with our acquisition of OFS prior to the Meeting. If the shares are returned and cancelled prior to the Meeting, they will not be voted or counted as part of the quorum for the meeting. The Company also agreed to pay the former owners of OFS a contingent earn-out (the "Earn-Out") of up to $17.5 million, payable partly in cash and partly in Class B Preferred under certain circumstances, based on achievement by OFS of certain specific financial objectives over the next five years. The Company agreed to seek approval from its stockholders to convert the remaining 1,223,208 shares of Class A Preferred outstanding into 1,223,208 shares of Class A Common Stock, and to permit the Company to issue shares of Class A Common Stock in lieu of the shares of Class B Preferred which may be issuable by the Company in connection with the Earn-Out.

        The Board of Directors has approved the conversion of shares of Class A Preferred into Class A Common Stock and the issuance of Class A Common stock in lieu of any shares of Class B Preferred issuable in respect of the Earn-Out and the Board of Directors believes it is in the best interest of the Company for the shares of Class A Preferred to be converted into Class A Common Stock and for the obligation to issue Class B Preferred to be converted into an obligation to issue shares of Class A Common Stock. The redemption provisions related to the Class A Preferred and Class B Preferred are substantially greater than the market value of the Class A Common Stock and would be payable in cash.

        Shares of Class A Preferred have redemption provisions providing for redemption beginning in 2009 at a redemption price per share equal to $24.00 plus all dividends declared and unpaid on such shares to the date of such redemption, subject to certain limitations found in our articles supplementary. The aggregate redemption price of the Class A Preferred outstanding on the Meeting would be $29,356,992 in cash plus all dividends declared and unpaid on the Class A Preferred from the date of original issuance of such Class A Preferred to the date of such redemption. Shares of Class B Preferred have optional redemption provisions providing for redemption beginning on a date that is five years after the issuance of such shares, if requested by the holders thereof, at a redemption price per share equal to the average daily closing price for the Class A Common Stock on the New York Stock Exchange for the ten trading day period ending on the trading day immediately preceding the date of issuance of such Class B Preferred, plus all dividends declared and unpaid on the Class B Preferred from the date of original issuance of such Class B Preferred to the date of such redemption. The aggregate redemption price for the Class B Preferred cannot be determined at this time as such shares have not been issued to date. If stockholders approve the Conversion Proposal, the conversion of the Class A Preferred into Class A Common Stock would be mandatory and the Company would be obligated to issue Class A Common Stock, not Class B Preferred, in respect of the Earn-Out. Thereafter, the Company would no longer have an obligation to redeem shares of Class A Preferred or Class B Preferred.

        In addition, our articles supplementary provide that the Company shall not consolidate, merge with, or convey, transfer or lease its assets substantially as an entirety, to any entity, voluntarily liquidate the Company in connection with any of the foregoing events, or voluntarily engage in any recapitalization pursuant to which the Company's Class A Common Stock is converted into stock or other non-cash consideration of another company (collectively, a "Merger Transaction"), without first converting the Class A Preferred and Class B Preferred into Class A Common Stock. In the absence of such conversion, the Class A Preferred and Class B Preferred shall automatically be redeemed by the Company and the Merger Transaction shall not be effected unless on or before the closing of such Merger Transaction all of the shares of Class A Preferred and Class B Preferred are redeemed at a redemption price per share in cash equal to $31.50 plus all declared and unpaid dividends. If the stockholders approve the Conversion Proposal at the Meeting, the Company will no longer have an obligation to redeem shares of Class A Preferred and Class B Preferred in order to effect a Merger Transaction.

        Further, the terms of the Class A Preferred and Class B Preferred provide that in the event of an involuntary liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred and Class B Preferred are entitled to receive out of the assets of the Company legally available for distribution to its stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Company liquidating distributions, in cash or property at its fair market value as determined by our Board of Directors, in the amount of a liquidation preference of $24.00 per share of the Class A Preferred and Class B Preferred, adjusted equitably for any stock splits, stock combinations, stock dividends, or the like, prior to any distribution of assets to holders of Class A Common Stock. If stockholders approve the Conversion Proposal, after the conversion of the Class A Preferred into Class A Common Stock and the authorization of the issuance of shares of Class A Common Stock in lieu of any shares of Class B Preferred issuable in connection with the Earn-Out, the Company would no longer have an obligation to provide a liquidation preference to holders of Class A Preferred and Class B Preferred prior to assets being distributed to holders of Class A Common Stock, in the event of an involuntary liquidation, dissolution or winding up of the Company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CONVERSION OF 1,223,208 SHARES OF THE COMPANY'S CLASS A PREFERRED INTO SHARES OF CLASS A COMMON STOCK ON A ONE-FOR-ONE BASIS AND THE AUTHORIZATION OF THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK IN LIEU OF ANY SHARES OF CLASS B PREFERRED WHICH MAY BE ISSUABLE BY THE COMPANY UNDER THE TERMS OF ITS AGREEMENT RELATING TO THE ACQUISITION OF OFS.

        In considering the recommendation of our Board of Directors with respect to the Conversion Proposal, you should be aware that two of the Company's directors, Messrs. Norden and Kaplan, have interests in the Conversion Proposal that are different from, or in addition to, the interests of the Company's stockholders generally. These interests may create potential conflicts of interest. A portion of the shares of the Company's Class A Preferred issued to owners of OFS upon the merger with OFS were issued to the Company's directors. After the scheduled purchase price adjustment, Mr. Kaplan will own 96,844 shares of Class A Preferred and may receive shares of Class B Preferred pursuant to the Earn-Out. After the scheduled purchase price adjustment, Mr. Norden, who is also a Senior Executive Vice President of the Company, and President and Chief Executive Officer of OFS, will own 328,192 shares of Class A Preferred and may receive shares of Class B Preferred pursuant to the Earn-Out. The Company's Board of Directors was aware of these potential conflicts of interests and considered them, among other matters, in approving the Conversion Proposal.

        Each outstanding share of Class A Preferred and Class B Preferred has or shall have, as applicable, one-fifth of a vote on all matters submitted to a vote of stockholders (or such lesser fraction of a vote as would be required to comply with the rules and regulations of the New York Stock

Exchange relating to the Company's right to issue securities without obtaining a stockholder vote). Holders of shares of preferred stock vote or shall vote, as applicable, together with holders of shares of common stock, as one class in all matters that would be subject to a vote of stockholders. Therefore, if the Conversion Proposal is approved, holders of Class A Preferred and Class B Preferred will have greater voting power by owning shares of Class A Common Stock worth one vote per share.

        The Company's officers and directors and the owners of OFS entered into a voting agreement whereby each party agreed, among other things, to vote in favor of the Conversion Proposal and the Election Proposal. On the Record Date, the parties to this agreement own an aggregate of 4,440,890 shares of Common Stock and 1,800,000 shares of Class A Preferred. At the Meeting, parties to this agreement will own an aggregate of 1,223,208 shares of Class A Preferred due to the purchase price adjustment discussed above (having votes equivalent to 244,641.6 shares of Common Stock). The 4,440,890 shares of Common Stock and the 1,223,208 shares of Class A Preferred Stock owned by parties to this agreement at the time of the Meeting, assuming none are sold prior to that time, are expected to be voted in favor of the Conversion Proposal.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

        The Board of Directors held twelve meetings and acted by written consent zero times in 2005. Each current director attended all of the meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served, in each case during the period for which such director served as a director or committee member.

        The Board of Directors has an audit committee, a compensation committee and a governance and nominating committee. Other committees may be established by the Board of Directors from time to time.

        Audit Committee.    The Audit Committee, established by the Board of Directors in accordance with requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached hereto as Annex A. The audit committee of the Board of Directors recommends the appointment of the Company's independent auditors, reviews the Company's internal accounting procedures and financial statements and consults with and reviews the services provided by the Company's internal and independent auditors, including the results and scope of their audit. The audit committee currently consists of Ms. Hendricks, Mr. Bespolka, Mr. Mortenson and Mr. Ortale. The Board has not adopted categorical standards in making its determination of independence and instead relies on the standards of independence set forth in the corporate governance standards of the NYSE, a copy of which is attached hereto as Annex B. The Board of Directors believes that each member of the audit committee satisfies the audit committee membership independence requirements of the SEC and the independence and other standards of the NYSE. The audit committee met nine times in 2005.

        The Board of Directors hereby discloses that it has determined that Ms. Hendricks qualifies as an "audit committee financial expert" as defined by the SEC. Ms. Hendricks' designation by the Board as an "audit committee financial expert" is not intended to be a representation that she is an expert for any purpose as a result of such designation, nor is it intended to impose on her any duties, obligations or liability that are greater than the duties, obligations or liability imposed on her as a member of the audit committee and Board in the absence of such designation.

        Compensation Committee.    The compensation committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all of the Company's executive officers, administers the Company's stock option plans and establishes and reviews general policies relating to compensation and benefits of the Company's employees. The compensation committee currently consists of Mr. Bespolka (Chairperson), Ms. Hendricks and Mr. Mortenson. The compensation committee met seven times in 2005.

        Corporate Governance and Nominating Committee.    The corporate governance and nominating committee of the Board of Directors identifies individuals qualified to become members of the Board of Directors, selects or recommends that the Board of Directors select, the director nominees for each annual meeting of the Company's stockholders and develops the Company's corporate governance principles. The corporate governance and nominating committee currently consists of Mr. Ortale (Chairperson) and Mr. Bespolka. The corporate governance and nominating committee met seven times in 2005.

        In identifying potential candidates for Board membership, the corporate governance and nominating committee may consider candidates proposed by management, but is not required to do so. The committee also relies on suggestions and recommendations from the stockholders and does not distinguish nominees recommended by stockholders from other nominees. Stockholders wishing to suggest candidates to the committee for consideration as directors in the 2007 Annual Meeting of Stockholders must submit a written notice to the Company's Secretary, Mr. Cauley, who will provide it to the committee. For more information, see "Stockholder Proposals."

        In evaluating nominees to the Board, the corporate governance and nominating committee has not established specific minimum qualification standards, although it takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Director Compensation

        In 2006, each of the Company's independent directors is entitled to receive an annual compensation of $95,000. Additionally, each director receives reimbursement for travel and hotel expenses associated with attending Board and committee meetings. The chairperson of each of the compensation committee and the governance and nominating committee is entitled to an additional annual fee of $10,000. The secretary of the independent board is entitled to an additional annual fee of $10,000 and the lead independent director is entitled to an additional annual fee of $15,000. The chairperson of the audit committee is entitled to an additional annual fee of $25,000. A minimum of one-half of the compensation payable to the Company's independent directors is in the form of the Company's Class A Common Stock and each of the Company's independent directors has the right to elect to receive all or a portion of the balance of such compensation in the form of Class A Common Stock. Beginning in the fourth quarter of 2004, the grants of stock have been under the Company's stock incentive plan, and are subject in all respects to the terms thereof. As of 2006, any director that owns, via direct ownership or control, 50,000 shares or more of the Company's stock may elect to take up to 100% of their annual retainer fee in cash. If a director owns, via direct ownership or control, less than 50,000 shares of the Company's stock, the director must take at least 50% of his or her retainer fee in. Directors employed directly by the Company are not separately compensated for their service as directors.

        In 2005, each of the Company's independent directors received $78,000, in addition to reimbursements for travel and hotel expenses associated with attending Board and committee meetings. The chairperson of each of the compensation committee and the governance and nominating committee received an additional annual fee of $6,000. The secretary of the independent board received an additional annual fee of $6,000 and the chairperson of the audit committee received an additional annual fee of $12,000. In 2005, all of the Company's independent directors elected to receive 100% of their compensation in shares of Class A Common Stock.

        In 2005, the Company issued an aggregate of 27,800 shares of Class A Common Stock as compensation to non-employee directors, all of which were issued under its stock incentive plan. Of these shares, 5,968 were issued on January 8, 2005 at a price of $15.42 per share, 6,164 were issued on April 20, 2005 at a price of $13.63 per share, 5,967 were issued on July 25, 2005 at a price of $14.08 per share, 8,481 were issued on October 28, 2005 at a price of $10.08 per share, and 1,220 were issued on November 7, 2005 at a price of $10.08 per share.

Lead Independent Director

        On the recommendation of the corporate governance and nominating committee, the Company's independent directors meet in regularly scheduled executive sessions without management. The Board of Directors has established the position of lead independent director and the Company's independent directors have elected Maureen A. Hendricks to serve in that position. In her role as lead independent director, Mrs. Hendricks' responsibilities include:

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  scheduling and chairing meetings of the independent directors and setting their agendas;

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  facilitating communications between the independent directors and management; and

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  acting as a point of contact for persons who wish to communicate with the independent directors.

Code of Business Conduct and Ethics

        The Board of Directors has established a code of business conduct and ethics, which is available on the Company's corporate website at www.opteum.com. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in the Company's SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

        Waivers to the code of business conduct and ethics may be granted only by the governance and nominating committee of the Board of Directors. In the event that the committee grants any waivers of the elements listed above to any of the Company's officers, the Company expects to announce the waiver within five business days on the corporate governance section of its corporate website. The information on that website is not incorporated by reference into this proxy statement and shall not be deemed part of this proxy statement.

Public Availability of Corporate Governance Documents

        The Company's key corporate governance documents, including its code of business conduct and the charters of its audit committee, compensation committee and governance and nominating committee are:

  •
  available on the Company's corporate website at www.opteum.com; and

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  available in print to any stockholder who requests them from the Company's corporate secretary.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has furnished the following report with respect to its activities for the fiscal year ending December 31, 2005.

        The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2005 audited by Ernst & Young LLP, the Company's independent auditors. The Audit Committee has discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 "Communication with Audit Committees." The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 "Independence Discussions with Audit Committees," relating to that firm's independence from the Company; and has discussed with Ernst & Young LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

        Ernst & Young LLP provided no management consulting or internal auditing services during 2005. The foregoing report has been furnished by the Audit Committee.

Audit Committee
 Maureen A. Hendricks, Chairperson
Buford H. Ortale
Kevin L. Bespolka
W. Christopher Mortenson

        The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding executive officers of the Company based on information supplied by such executive officers. The following information is as of February 15, 2006.

Name	Age	Position
Jeffrey J. Zimmer(1)	48	President and Chief Executive Officer
Robert E. Cauley, CFA(1)	47	Chief Financial Officer, Chief Investment Officer and Secretary
Peter R. Norden(1)	51	President and Chief Executive Officer (OFS); Senior Executive Vice President

(1)
Denotes a member of the Board of Directors. See "Proposal No. 1—Election Of Directors" beginning on page 3 for additional information.

OTHER OFFICERS

        George H. Haas IV has been Senior Vice President since September 2005 and head of Research and Trading since April 2004. Mr. Haas worked at National City Mortgage Company from June 2002 to April 2004, most recently as Vice President of Risk Analytics in the Servicing Asset Risk Management Department. While there, Mr. Haas specialized in researching the impact of mortgage prepayments on a $155 billion mortgage servicing portfolio. He has presented his research at conferences to other fixed income and mortgage banking professionals. Mr. Haas worked at Homeside Lending Inc. from December 2001 to May 2002, where he was a member of the Capital Markets Finance Group, specializing in mortgage servicing rights, hedging and market risk oversight. Prior to December 2001, Mr. Haas attended Oklahoma State University, where he received his MS in Economics, with an econometric and statistical analysis emphasis, and his BS in Business Economics.

        Amber K. Luedke, CPA has been the Senior Vice President since September 2005 and Treasurer since August 2004. Prior to that time she was a staff accountant for the public accounting firm Ahearn, Jasco & Company P.A., in Pompano Beach, Florida beginning in the fall of 2003. While there, she performed bookkeeping, consulting and tax work for companies in various industries and gained valuable experience in the mortgage-backed securities industry. Prior to joining Ahearn, Jasco she was employed for three years as a staff accountant by Kennedy and Coe, LLC, a public accounting firm in Kansas where she specialized in taxation of the agricultural industry. Ms. Luedke received her Master of Accountancy degree in 2000 from Kansas State University and her BS in Business Administration from Kansas State University in 1999. She is licensed in Kansas and in Florida as a Certified Public Accountant.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table summarizes the compensation the Company awarded or paid to its Chairman, Chief Executive Officer and President, its Chief Financial Officer and Secretary, and its Senior Executive Vice President in 2004 and 2005. The Company refers to the persons identified in the following table as its named executive officers. It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Internal Revenue Code.

Summary Compensation Table

Payouts
	Annual Compensation							Long-Term Compensation
Awards
Name and Position	Year	Salary		Bonus			Other	Restricted Stock Awards			Securities Underlying Options/ SARs	Payouts LTIP	All Other Compensation
Jeffrey J. Zimmer, President and Chief Executive Officer	2004 2005	$ $	227,500 400,000	$ $	351,311 684,177	(1) (4)	— —	$ $	4,472,800 1,008,700	(2) (5)	— —	— —	$ $	14,211 22,204	(3) (3)
Robert E. Cauley, Chief Financial Officer, Chief Investment Officer and Secretary	2004 2005	$ $	188,854 267,500	$ $	234,207 456,118	(6) (8)	— —	$ $	2,982,112 672,464	(7) (9)	— —	— —	$ $	14,093 23,487	(3) (3)
Peter R. Norden, President and Chief Executive Officer (OFS); Senior Executive Vice President	2004 2005	$	— 118,791		— —		— —		— —		— —	— —	$	— 11,723	(3)

(1)
This represents an incentive bonus paid to Mr. Zimmer pursuant to his employment contract, which includes a one time bonus of $250,000 awarded upon the effectiveness of the Company's resale registration statement.

(2)
This represents two grants. It represents a grant of 186,500 phantom shares with dividend equivalent rights granted prior to the Company's initial public offering, of which 22,150 vested in 2004. It also represents a grant of 110,000 phantom shares with dividend equivalent rights granted in 2005 for 2004 performance, none of which vested in 2004.

(3)
This includes health and dental insurance and automobile allowance.

(4)
This represents incentive compensation paid to Mr. Zimmer pursuant to his employment agreement with the Company.

(5)
This represents a grant of 110,000 shares with dividend equivalent rights awarded to Mr. Zimmer in 2006 as 2005 compensation, none of which vested in 2005.

(6)
This represents an incentive bonus paid to Mr. Cauley pursuant to his employment contract, which includes a one time bonus of $125,000 awarded upon the effectiveness of the Company's resale registration statement.

(7)
This represents two grants. It represents a grant of 124,350 phantom shares with dividend equivalent rights granted prior to the Company's initial public offering, of which 15,500 vested in 2004. It also represents a grant of 73,333 phantom shares with dividend equivalent rights granted in 2005 for 2004 performance, none of which vested in 2004.

(8)
This represents incentive compensation paid to Mr. Cauley pursuant to his employment agreement with the Company.

(9)
This represents a grant of 73,333 shares with dividend equivalent rights awarded to Mr. Cauley in 2006 as 2005 compensation, none of which vested in 2005.

Executive Employment Agreements

        The Company has employment agreements with Messrs. Zimmer and Cauley. The employment agreements provide for Mr. Zimmer to serve as the Company's President and Chief Executive Officer and Mr. Cauley to serve as the Company's Chief Investment Officer and Chief Financial Officer. These employment agreements require Messrs. Zimmer and Cauley to devote substantially full-time attention and time to the Company's affairs, but also permit them to devote time to their outside business interests. The employment agreements terminate in April 2007; provided, however, that the term shall automatically be extended for one-year periods unless, not later than six months prior to the termination of the existing term, either party provides written notice to the other party of its intent not to further extend the term. The employment agreements provide for an annual base salary in 2005 of $400,000 to Mr. Zimmer and $267,500 to Mr. Cauley. Beginning in January 2006, Mr. Zimmer will receive an annual base salary of $500,000 and Mr. Cauley will receive an annual base salary of $400,000. Messrs. Zimmer and Cauley will be entitled to additional bonuses at the discretion of the compensation committee, which shall consider, among other things, whether completion of a capital raising event should result in the payment of a bonus. In addition, subject to approval by the compensation committee, Messrs. Zimmer and Cauley may participate in the Company's employee benefit plans, including, but not limited to, the 2003 Long Term Incentive Compensation Plan. Messrs. Zimmer and Cauley are covered by medical, vision and dental insurance at the Company's expense.

        Each employment agreement also provides that, at the Company's expense, the executive officer or his estate will be entitled to life insurance in an amount of at least $2,500,000 for Mr. Zimmer and $2,000,000 for Mr. Cauley and long-term disability insurance benefits, and to receive continued coverage under the Company's group health plans for a period of three years in the event of his death or disability.

        Upon the termination of an executive officer's employment either by the Company for "cause" or by the executive officer without "good reason" during the term of his employment agreement, such executive officer will be entitled to receive his base salary and bonus accrued through the date of termination of the executive officer's employment. All unvested equity awards will be terminated.

        Upon the termination of an executive officer's employment either by the Company without "cause" or by the executive officer for "good reason" or by the executive officer for any reason within three months after a "change of control," the executive officer will be entitled under his employment agreement to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

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  lump-sum cash payment equal to 300% of the sum of his then-current annual base salary plus average bonus over the prior three years;

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  his prorated annual bonus for the year in which the termination occurs;

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  all stock options held by the executive officer will become fully exercisable and will continue to be exercisable for their full terms and all restricted stock held by such executive officer will become fully vested;

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  health benefits for three years following the executive officer's termination of employment at no cost to the executive officer, subject to reduction to the extent that the executive officer receives comparable benefits from a subsequent employer; and

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  outplacement services at the Company's expense.

        "Cause" under the employment agreements generally includes (i) conviction of felony or certain other crimes, (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement, (iii) repeated failure to adhere to certain directions, policies and practices or to devote required time and efforts to the Company, (iv) certain willful and continued failures to perform properly assigned duties, (v) material breach of certain restrictive covenants, or (vi) certain other breaches of the employment agreement. "Good reason" under the employment agreements generally includes (i) the material reduction of authority, duties and responsibilities, the failure to continue as a member of the Company's Board (or as chairman of the Board, as applicable), or the assignment of duties materially inconsistent with the executive's positions, (ii) a reduction in salary, (iii) the relocation of the executive's office to more than 25 miles from Vero Beach, Florida, (iv) the Company's failure to pay certain compensation, or (v) the Company's material and willful breach of the employment agreement. Conditions otherwise constituting cause or good reason may be subject to specified opportunities to cure. "Change of control" under the employment agreements generally includes (i) certain acquisitions of 30% or more of the voting power of the Company's capital stock by a person or group, (ii) certain consolidations or mergers where the Company's stockholders do not immediately thereafter own at least 50% of the voting power of the resulting company, (iii) certain sales or other transfers of substantially all of the Company's assets to a third party or the approval by the Company's stockholders of a plan of the Company's liquidation or dissolution, and (iv) certain significant changes in the composition of the Company's Board of Directors.

        Under the employment agreements, the Company has agreed to make an additional tax gross-up payment to the executive officer if any amounts paid or payable to the executive officer would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of 10% or less would avoid the excise tax, then the payments and benefits will be reduced by such amount, and the Company will not be required to make the gross-up payment.

        Each employment agreement also contains confidentiality provisions that apply indefinitely and non-compete provisions that include covenants not to: (i) conduct, directly or indirectly, any business involving mortgage REITs without the consent of the Company's Board of Directors, whether such business is conducted by him individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; or (ii) own interests in any entity that is competitive, directly or indirectly, with any business carried on by the Company or its successors, subsidiaries and affiliates.

        Each of Messrs. Zimmer and Cauley is bound by his non-competition covenant for so long as he is an officer of the Company and for a one-year period thereafter, unless his employment is terminated by the Company without "cause" or by him with "good reason" (in each case, as defined in his employment agreement) or by him for any reason after a "change in control" (as defined in his employment agreement) of the Company, in which case his covenant not to compete will lapse on the date of his termination.

        OFS has an employment agreement with Mr. Norden to serve as Chief Executive Officer and President of OFS and Senior Executive Vice President of the Company. The employment agreement requires Mr. Norden to devote substantially full-time attention and time to OFS's and the Company's affairs, but also permits him to devote time to certain other outside business interests. The employment agreement terminates in September 2008; provided, however, that the term shall automatically be extended for one-year periods unless, not later than three months prior to the termination of the existing term, either party provides written notice to the other party of its intent not to further extend the term. The employment agreement provides for an annual base salary of $750,000 and an annual non-discretionary bonus of $750,000 payable in four equal installments.

        Upon the termination of Mr. Norden's employment either by OFS for "cause" or by Mr. Norden without "good reason" during the term of his employment agreement, Mr. Norden will be entitled to receive his base salary and bonus accrued through the date of termination of his employment.

        Upon the termination of Mr. Norden's employment either by OFS without "cause" or by Mr. Norden for "good reason," Mr. Norden will be entitled under his employment agreement to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  cash payments equal to 250% of the sum of his then-current annual base salary plus non-discretionary bonus payable monthly over the 30-month period commencing with the month to follow termination;

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  health benefits for 30 months following the termination of employment at no cost to the Mr. Norden, subject to reduction to the extent that the Mr. Norden receives comparable benefits from a subsequent employer; and

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  outplacement services at the Company's expense.

        "Cause" under the employment agreement generally includes (i) conviction of felony or certain other crimes, (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement, (iii) repeated failure to adhere to certain directions, policies and practices or to devote required time and efforts to the Company and OFS, (iv) certain willful and continued failures to perform properly assigned duties, (v) material breach of certain restrictive covenants, or (vi) certain other material breaches of the employment agreement that are not cured by Mr. Norden. "Good reason" under the employment agreement generally includes (i) the material reduction of authority, duties and responsibilities, or the assignment of duties materially inconsistent with the Mr. Norden's position, (ii) OFS's failure to pay certain compensation, (iii) OFS's material and willful breach of the employment agreement, (iv) OFS's material breach of its obligations to pay the Contingent Amount (as defined in Merger Agreement) at the times set forth in the Merger Agreement, (v) OFS's material breach of its obligations pursuant to Section 5.1(a)(i) or Section 5.1(a)(v) of the Merger Agreement. Conditions otherwise constituting cause or good reason may be subject to specified opportunities to cure.

        The employment agreement also contains confidentiality provisions that apply indefinitely and non-compete provisions that include covenants not to: (i) conduct, directly or indirectly, any business providing loan products and solutions through retail, wholesale and conduit channels (the "Business") without the consent of the Company's Chief Executive Officer, whether such business is conducted by him individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; or (ii) own interests in any entity engaged in the elements of the Business, with certain exceptions.

        Mr. Norden is bound by his non-competition covenant for so long as he is an officer of the OFS and for a two-year period thereafter, unless his employment is terminated by OFS without "cause" or by him with "good reason" (in each case, as defined in his employment agreement), in which case his covenant not to compete will lapse on the date of his termination.

Compensation Committee Interlocks and Insider Participation

        During 2005, the members of the compensation committee included Mr. Bespolka, Ms. Hendricks and Mr. Mortenson. No member of the compensation committee is an employee of the Company. No executive officer of the Company serves as a director or member of the compensation committee of any entity that has one or more executive officers serving as a director of the Company.

Report of the Compensation Committee on Executive Compensation

        The compensation committee of the Board of Directors of the Company has prepared the report below to give an overview of our compensation policies and to discuss the factors considered in awarding compensation to the Company's named executive officers in 2005.

        Our overall philosophy is to implement a compensation program that attracts and retains well-qualified individuals and aligns their interests with those of the Company's stockholders. In structuring our executive compensation program for 2005, we worked extensively with independent compensation consultants and examined the compensation practices of comparable companies.

Executive Officer Compensation

        The duties of the compensation committee include reviewing the employment agreements proposed to be made to any executive officer, making recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans and recommending performance targets and compensation levels for the Company's executive officers. The compensation committee regularly reviews and considers the Company's performance and relative stockholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to the executive officers in past years. In 2005, Messrs. Zimmer and Cauley were awarded a mixture of cash bonuses and equity-based awards that reflected their achievements in successfully raising capital, implementing the Company's investment strategy and completing its acquisition of OFS. Mr. Norden was compensated based on his employment agreement with OFS, which provides for a salary and nondiscretionary bonus.

Compensation of the Company's Chief Executive Officer

        The Company's Chief Executive Officer and President, Mr. Zimmer, has an employment agreement with the Company, which provides for an annual base salary of $500,000 in 2006.

        In 2005 the Company approved the grant of 110,000 phantom shares to Mr. Zimmer under the Company's 2003 Long Term Incentive Compensation Plan. Provided that Mr. Zimmer continues his employment with the Company, these shares vest quarterly in approximately equal installments through November 2008. Additionally, under the Company's 2004 Performance Bonus Plan, Mr. Zimmer received a total cash bonus of $684,177. This award was a formula bonus, as more fully described in the Proxy Statement under the heading "2004 Performance Bonus Plan." Mr. Zimmer agreed to forego amounts due under the formula bonus for the fourth quarter of 2005 in connection with the determination of his overall 2005 compensation by the Compensation Committee and the Board of Directors. We believe that Mr. Zimmer's level of compensation is consistent with best practice in the industry, based on the results of operations in 2005, on compensation packages offered to other chief executive officers and input from independent compensation consultants.

Compensation of the Company's Chief Investment Officer

        The Company's Chief Investment Officer, Mr. Cauley, has an employment agreement with the Company, which provides for an annual base salary of $400,000 in 2006.

        In 2005 the Company approved the grant of 73,333 phantom shares to Mr. Cauley under the Company's 2003 Long Term Incentive Compensation Program. Provided that Mr. Cauley continues his employment with the Company, these shares vest quarterly in substantially equal installments through November 2008. Additionally, under the Company's 2004 Performance Bonus Plan, Mr. Cauley received a total cash bonus of $456,118. This award was a formula bonus, as more fully described in the Proxy Statement under the heading "2004 Performance Bonus Plan." Mr. Cauley agreed to forego amounts due under the formula bonus for the fourth quarter of 2005 in connection with the determination of his overall 2005 compensation by the Compensation Committee and the Board of Directors. We believe that Mr. Cauley's level of compensation is consistent with best practice in the industry, based the results of operations in 2005, on compensation packages offered to other chief investment officers and input from independent compensation consultants.

Compensation of OFS' Chief Executive Officer and President

        OFS entered into an employment agreement with Mr. Norden in September 2005. This agreement provides for an annual base salary of $750,000 and an annual nondiscretionary cash bonus of $750,000 to be paid in four equal quarterly installments in return for his service as Chief Executive Officer and President of OFS and Senior Executive Vice President of the Company.

Compensation Committee
 Kevin L. Bespolka, Chairperson
Maureen Hendricks
Christopher Mortenson

2003 Long Term Incentive Compensation Plan

        The Company has adopted a 2003 Long Term Incentive Compensation Plan. The purpose of the 2003 Long Term Incentive Compensation Plan is to provide the Company with the flexibility to use stock options and other awards as part of an overall compensation package to provide performance-based compensation to attract and retain qualified personnel. The Company believes that awards under the 2003 Long Term Incentive Compensation Plan may serve to broaden the equity participation of key employees and further link the long-term interests of management and stockholders. As of December 31, 2005, the Company has awarded a total of 515,953 phantom shares to Messrs. Zimmer, Cauley, Haas, Ms. Luedke and other employees of the Company and issued 27,800 shares of its Class A Common Stock to its outside directors under this plan.

        The following table summarizes information, as of December 31, 2005, relating to the Company's equity compensation plans:

Equity Compensation Plan Information

Plan Category	Total number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by security holders	515,953	(1)	N/A	3,450,480
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	515,953		N/A	3,450,480

(1)
Represents 515,953 shares of Class A Common Stock reserved for issuance upon conversion of phantom shares issued under the Company's 2003 Long Term Incentive Compensation Plan.

Administration

        The 2003 Long Term Incentive Compensation Plan is administered by the compensation committee appointed by the Company's Board of Directors consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code, a non-employee director under Rule 16b-3 and an outside director under Section 162(m), or if no committee exists, the Board of Directors. References below to the committee include a reference to the Board for those periods in which the Board is acting.

        The compensation committee has the full authority to administer and interpret the 2003 Long Term Incentive Compensation Plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of Class A Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2003 Long Term Incentive Compensation Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2003 Long Term Incentive Compensation Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2003 Long Term Incentive Compensation Plan or the administration or interpretation thereof. In the case of grants to directors, the grants shall, unless otherwise provided by the Board of Directors, be made and administered by the Board of Directors rather than the compensation committee. In connection with this authority, the compensation committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The plan also provides for the possibility of a right of first refusal and certain repurchase rights.

Eligibility and Types of Awards

        Key employees, directors and consultants are eligible to be granted stock options, restricted stock, phantom shares, dividend equivalent rights and other stock-based awards under the 2003 Long Term Incentive Compensation Plan.

Available Shares

        Subject to adjustment upon certain corporate transactions or events, a maximum of 4,000,000 shares of the Company's Class A Common Stock (but not more than 10% of the Class A Common Stock outstanding on the date of grant) may be subject to stock options, shares of restricted stock, phantom shares and dividend equivalent rights under the 2003 Long Term Incentive Compensation Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 2,000,000 shares of the Company's Class A Common Stock over the life of the 2003 Long Term Incentive Compensation Plan. Any Class A Common Stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2003 Long Term Incentive Compensation Plan. If an option or other award granted under the 2003 Long Term Incentive Compensation Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by the Company's Board of Directors, no new award may be granted under the 2003 Long Term Incentive Compensation Plan after the tenth anniversary of the date that such plan was initially approved by the Company's Board of Directors. Also, no award may be granted under the Company's 2003 Long Term Incentive Compensation Plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of the Company's Common Stock.

Awards Under the Plan

        Stock Options.    The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the compensation committee. The exercise price of an option shall be determined by the compensation committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of the Company's Class A Common Stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of grant, such stock options shall vest ratably over a five-year period beginning on the date of grant.

        Restricted Stock.    Restricted stock will be subject to restrictions (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property) as the compensation committee shall determine. Unless otherwise determined by the compensation committee at the time of grant, restricted stock awards shall vest over a three-year period. Unless otherwise determined by the compensation committee, provided the participant remains in the Company's service, each award will vest in three equal annual installments and 50% of each award is subject to achieving pre-determined financial hurdles in each of those three years. Except as otherwise determined by the compensation committee, upon a termination of employment or other service for cause or by the grantee for any reason during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to us.

        Phantom Shares.    Phantom shares will vest as provided in the agreements governing the applicable awards. A phantom share represents a right to receive the fair market value of a share of the Company's Class A Common Stock, or, if provided by the compensation committee, the right to receive the fair market value of a share of the Company's Class A Common Stock in excess of a base value established by the committee at the time of grant. Phantom shares are generally settled by transfer of shares of the Company's Class A Common Stock; however, the compensation committee may determine at the time of grant that phantom shares are settled (i) in cash at the applicable fair market value, (ii) in cash or by transfer of shares at the election of the participant or (iii) in cash or by transfer of shares at our election. The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, the compensation committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence. As of the end of 2005, the Company has awarded 501,937 phantom shares under this plan, consisting of 296,500 shares to Mr. Zimmer, 197,683 shares to Mr. Cauley, 12,758 to Mr. Haas, and 5,004 to Ms. Luedke, which vest over time through November 15, 2008. Distributions in respect of phantom shares generally may be deferred at the election of the grantee.

        Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. The compensation committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Class A Common Stock. The compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

        Other Stock-Based Awards.    The 2003 Long Term Incentive Compensation Plan authorizes the granting of other awards based upon the Class A Common Stock (including the grant of securities convertible into Class A Common Stock and stock appreciation rights), and subject to terms and conditions established at the time of grant. As of 2006, any director that owns, via direct ownership or control, 50,000 shares or more of the Company's stock may elect to take up to 100% of their annual retainer fee in cash. If a director owns, via direct ownership or control, less than 50,000 shares of the Company's stock, the director must take at least 50% of his or her retainer fee in stock. In 2005, the Company issued a total of 27,800 shares of its Class A Common Stock to its outside directors under this plan.

Change in Control

        Upon a change in control of the Company (as defined in the 2003 Long Term Incentive Compensation Plan), the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendment and Termination

        The Company's Board of Directors may amend the 2003 Long Term Incentive Compensation Plan as it deems advisable, except that it may not amend the 2003 Long Term Incentive Compensation Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, the Company's Board of Directors may not amend the 2003 Long Term Incentive Compensation Plan without stockholder approval if the amendment would cause the 2003 Long Term Incentive Compensation Plan to fail to comply with any requirement of applicable law in the absence of stockholder approval or applicable exchange or similar rules.

2004 Performance Bonus Plan

        The compensation committee may grant two types of bonuses: (i) an annual supplemental bonus and (ii) a formula bonus. Unless otherwise provided for by the compensation committee, the formula bonus is only awarded if the Company's funds from operations exceed the product of (i) 25% of (A) the annualized 10-year U.S. Treasury rate for the applicable quarterly period, as determined by the committee, plus (B) 2.25% and (ii) the weighted average book value of the Company. To the extent this occurs, a certain percentage of the excess will be allocated among selected key employees as determined by the compensation committee. In addition, the fourth quarterly formula bonus for a year will be adjusted (but not to below zero) by the compensation committee so that the aggregate of the four quarterly formula bonuses for the year reflect performance as determined on a full-year basis. Notwithstanding the foregoing, formula bonuses shall never cause general and administrative expenses to exceed 18 basis points of assets, as determined by the compensation committee. The compensation committee may decide whether to grant an annual supplemental bonus, in addition to the formula bonus, based on the performance of the Company as compared with its peer group and other material factors not otherwise taken into account for purposes of the formula bonus. No annual supplemental bonus shall exceed 100% of the key employee's aggregate salary for the year, except that, in the case of any employee with an employment agreement that contemplates bonus payments, as is the case with Messrs. Zimmer and Cauley, the compensation committee may provide, in its discretion, that bonuses in excess of 100% of the key employee's aggregate salary for the year may be paid to such employee. Further, in addition to the formula bonus and the annual supplemental bonus, any capital-raising bonus provided for under an employment agreement shall be payable as contemplated by the applicable employment agreement. The compensation committee may provide for partial bonus payments at target and other levels. The compensation committee may determine that bonuses shall be paid in cash or stock, or a combination thereof. Unless otherwise provided for by the compensation committee, (i) (A) formula bonuses shall, at the election of the employee, be paid in cash, stock (or other equity-based compensation) or any combination thereof, and (B) supplemental annual bonuses shall be paid 60% in cash and 40% in stock (or other equity-based compensation) and may be subject to various additional limitations, (ii) formula bonuses shall be vested as they are earned and the equity portion of the annual supplemental bonus shall vest over three years, (iii) subject to the governing plan and applicable award agreement, dividends and dividend equivalents shall be payable with respect to such stock (or other equity), and (iv) stock (or other stock-based compensation) will vest upon the occurrence of certain changes in control and certain terminations of employment. The compensation committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee.

        In 2005, Mr. Zimmer received an aggregate formula bonus of $684,177 and Mr. Cauley received an aggregate formula bonus of $456,118 under the 2004 Performance Bonus Plan. Messrs. Zimmer and Cauley agreed to waive amounts due under the formula bonus for the fourth quarter of 2005 in connection with the determination of their overall 2005 compensation by the compensation committee and the Board of Directors.

SHARE PRICE PERFORMANCE GRAPH

        The following graph compares the total cumulative stockholder return from a $100 investment in the Company's Class A Common Stock and in the stocks making up two comparative stock indices on September 16, 2004 (the date of the Company's listing on the New York Stock Exchange) through December 31, 2005. The graph reflects stock price appreciation and the value of dividends paid on the Class A Common Stock and for each of the comparative indices.

Opteum Performance Graph

(1)
Does not include the Company's third quarter dividend paid on October 8, 2004 because the record date of this dividend was prior to the Company's listing on the New York Stock Exchange.

(2)
The Mortgage REIT Peer Group Index includes Annaly Mortgage Management, Inc., Anworth Mortgage Asset Corporation, Luminent Mortgage Capital, Inc. and MFA Mortgage Investments, Inc.

PRINCIPAL STOCKHOLDERS

        The following table presents information known to the Company regarding the beneficial ownership of the Company's common stock. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns (of record or beneficially);

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

        Except as otherwise noted, information is given as of December 31, 2005. The table presents information regarding:

  •
  each of the Company's named executive officers;

  •
  each director of the Company;

  •
  all of the Company's directors and executive officers as a group; and

  •
  each stockholder known to the Company to own beneficially more than 5% of the Company's common stock.

        Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of the Company's common stock shown throughout as beneficially owned by them, subject to community property laws, where applicable.

	Beneficial ownership
	Number(1)	Percent(2)
Directors and Officers(3)
Jeffrey J. Zimmer(4)	432,611	1.8%
Robert E. Cauley(5)	228,420	*
Amber K. Luedke(6)	2,085	*
Buford H. Ortale(7)	144,914	*
Kevin L. Bespolka(8)	67,874	*
Maureen A. Hendricks(9)	50,609	*
Jason Kaplan(10)	304,285	1.3%
Peter Norden(11)	1,022,896	4.3%
W. Christopher Mortenson	11,973	*
All directors and officers as a group (9 persons)	2,265,667	7.4%

*
Holdings represent less than 1% of all shares outstanding.

(1)
This amount does not include the 1,223,208 shares of Class A Preferred that is convertible into Class A Common Stock upon receipt of the requisite number of votes in favor of conversion at the Meeting.

(2)
Calculated using 23,896,745 shares Common Stock outstanding as of the Record Date.

(3)
The address of each of our officers and directors is c/o Opteum Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

(4)
This amount includes 10,549 shares owned by members of Mr. Zimmer's immediate family, 1,623 shares held by Mr. Zimmer's IRA and 207,602 shares of Class B Common Stock, which votes together as a class with Class A Common Stock. Also includes 129,132 phantom shares that have vested or will vest within 60 days of the Record Date. Each phantom share represents a right to receive one share of our Class A Common Stock.

(5)
This amount includes 2,500 shares held by Mr. Cauley's IRA and 111,786 shares of Class B Common Stock, which votes together as a class with Class A Common Stock. Also includes 86,467 phantom shares that have vested or will vest within 60 days of the Record Date. Each phantom share represents a right to receive one share of our Class A Common Stock.

(6)
This amount includes 2,085 phantom shares that have vested or will vest within 60 days of the Record Date. Each phantom share represents a right to receive one share of our Class A Common Stock.

(7)
This amount includes 10,000 shares owned by the Ortale Family Foundation.

(8)
This amount includes 6,667 shares owned by members of Mr. Bespolka's immediate family and 8,000 shares held in Mr. Bespolka's IRA.

(9)
This amount includes 8,367 shares owned by John K. Hendricks Revocable Trust Dated July 9, 2003, 8,367 shares owned by Maureen A. Hendricks Revocable Trust Dated July 9, 2003 and 17,580 shares held by members of Mrs. Hendricks' immediate family.

(10)
This amount includes 301,840 shares of Class A Common Stock issued in connection with the merger with OFS. This amount does not include the shares held by Amy Kaplan-Schafer, Helen Kaplan, Lisa Kaplan, Morris Kaplan or Morris Kaplan as Custodian for Nathan Kaplan.

(11)
This amount includes 1,022,896 shares of Class A Common Stock issued in connection with the merger with OFS. This amount does not include the shares held by members of Mr. Norden's immediate family or trusts for their benefit, including shares held by Amy S. Karson, the Alyssa Blake Norden Trust of 1993, Amy Suzanne Norden Trust of 1933 and the Michael Jared Norden Trust of 1993.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Buford Ortale, one of the Company's directors, was previously a Managing Director in the Investment Banking Group at Avondale Partners, LLC, one of the placement agents for the Company's private placement that it completed in January 2004. Mr. Ortale now has a continuing affiliation with Avondale pursuant to which he receives compensation from investment banking fees earned by Avondale on transactions referred to Avondale by Mr. Ortale. Mr. Ortale was compensated by Avondale for referring the Company to Avondale in an amount equal to $360,000.

        For the year ended December 31, 2005, the Company's outside directors elected to receive 100% of their directors' compensation in shares of the Company's Class A Common Stock. Accordingly, Ms. Hendricks and Messrs. Bespolka, Mortenson, Ortale and Kaplan received total consideration of $357,843 as compensation for their services as directors during 2005 through the issuance of a total of 26,580 shares of the Company's Class A Common Stock. The Company's Class A Common Stock was valued at $15.42 per share for the issuance on January 8, 2005, $13.63 per share for the issuance on April 20, 2005, $14.08 per share for the issuance on July 25, 2005, $10.08 per share for the issuance on October 28, 2005, and 1,220 per share for the issuance on November 7, 2005.

        As part of the merger with OFS, the Company entered into various agreements with Messrs. Norden and Mr. Kaplan and other persons who are now employees of OFS and owners of the Company's stock. Some of the 1,800,000 shares of the Company's Class A Preferred issued to stockholders of OFS in the merger were issued to two of the Company's directors. After the scheduled purchase price adjustment, Mr. Kaplan will own 96,844 shares of Class A Preferred and Mr. Norden, who is also a Senior Executive Vice President of the Company, and President and Chief Executive Officer of OFS, will own 328,192 shares of Class A Preferred, all of which will be converted or convertible if the Conversion Proposal is approved.

        Pursuant to a letter dated November 2, 2006 from the Company to Mr. Norden, the Alyssa Blake Norden Trust of 1993, the Michael Jared Norden Trust of 1993 and the Amy Suzanne Trust of 1993, and based on representations from such persons, the Company increased the ownership limit for the foregoing stockholders to ensure that they would be able to acquire and own the shares of Company Class A Common Stock and Class A Preferred issued to them in connection with the Company's acquisition of OFS. The Company also agreed to monitor its outstanding share ownership, including the extent to which it repurchases its stock, and to use its best efforts to enable the foregoing stockholders to be able to acquire and own any additional Company shares issuable to them in connection with the Company's acquisition of OFS, as well as any Company shares issuable to Mr. Norden pursuant to any present or future employment or other compensation agreement between the Company and Mr. Norden, in each case, with respect to the Company's ownership limits.

        The Company's directors and officers are parties to a voting agreement executed in connection with the merger of OFS. See a description of this agreement under "Proposal No. 2."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and persons, or "groups" of persons, who own more than 10% of a registered class of the Company's equity securities (collectively, "Covered Persons") to file with the SEC and the NYSE, within specified time periods, initial reports of beneficial ownership, and subsequent reports of changes in ownership, of certain equity securities of the Company. To the Company's knowledge, based solely on its review of copies of such reports furnished to it and upon written representations of Covered Persons that no other reports were required, the Company believes that all such filing requirements applicable to Covered Persons with respect to 2005 have been complied with on a timely basis except for Form 4 reports in conjunction with a distribution of shares as compensation to Mr. Zimmer of 110,000 shares and Mr. Cauley of 73,333 shares that were due on February 15, 2005, but not filed until May 18, 2005.

SOLICITATION OF PROXIES

        The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone, electronic mail or otherwise, but no such person will be compensated for such services. The Company will request banks, brokers and other nominees and fiduciaries to forward proxy materials to beneficial owners of shares of Common Stock held of record by them and will, upon request, reimburse them for their reasonable out-of-pocket expenses in so doing.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy material for the 2007 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations and must be received by the Secretary of the Company at its principal executive offices set forth above no later than November 1, 2006. Pursuant to the Company's Bylaws, any stockholder who intends to submit a proposal for presentation at an annual meeting of stockholders, without having such proposal included in the proxy statement for such annual meeting, must notify the Company not less than 60 days or more than 90 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who intends to submit such a proposal at the 2007 Annual Meeting of Stockholders must notify the Company of such proposal not before January 6, 2007 and not later than February 5, 2007.

STOCKHOLDER COMMUNICATION

        Stockholders may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board, by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to our Secretary, Mr. Cauley at our office at 3305 Flamingo Drive, Vero Beach, Florida 32963. All communications received by Mr. Cauley will be forwarded to the appropriate directors. In addition, it is the policy of our Board of Directors that directors attend and be available to discuss stockholder concerns at all annual meetings. At the 2005 Annual Meeting, the entire Board of Directors was present.

OTHER MATTERS

        At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Meeting. If any other matters should come before the Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors, Robert E. Cauley Secretary

March     , 2006

ANNEX A

BIMINI MORTGAGE MANAGEMENT, INC.

AUDIT COMMITTEE CHARTER

1.    Audit Committee Purpose

        The Audit Committee (the "Committee") shall assist the Board of Directors of Bimini Mortgage Management, Inc. (the "Board") in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the financial reporting process and systems of internal controls of Bimini Mortgage Management, Inc. (the "Company");

  •
  Monitor the Company's compliance with legal and regulatory requirements;

  •
  Monitor the qualifications, independence and performance of the Company's independent public accountants;

  •
  Monitor the performance of the Company's internal audit department;

  •
  Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board; and

  •
  Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        In discharging its oversight role, the Committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, including the independent auditors. The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities.

2.    Audit Committee Composition

        The Committee shall be comprised of at least three directors as appointed by the Board, each of whom shall meet the independence and audit committee composition requirements under the rules and regulations of the New York Stock Exchange as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

        The Chair of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. No director may serve as Chair or as a voting member of the Committee if such director is a beneficial owner of 20% or more of the Company's voting stock (or is a general partner, controlling shareholder or officer of such a beneficial owner), but such a director may serve as a non-voting member of the Committee.

        No member of the Committee shall receive any compensation from the Company other than director's fees (including equity-based awards), which may include additional amounts payable to the Chair and to members of the Committee for meeting more frequently or for longer periods of time than the full Board.

3.    Audit Committee Meetings

        The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than quarterly. The Committee shall meet separately, at least quarterly, with management, internal auditors and the independent public accountants. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

        The Committee shall report regularly to the Board.

4.    Audit Committee Responsibilities and Duties

        The duties of the Committee shall include the following:

  Review Procedures

  •
  Review and reassess the adequacy of this charter at least annually (and update this charter if and when appropriate).

  •
  Review with representatives of management and the independent public accountants the Company's audited financial statements and quarterly financial statements with management, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, which would entail review of estimates, reserves and accruals, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

  •
  Consider the integrity of the Company's financial reporting process and controls in consultation with management, the independent public accountants and in the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent public accountants and the internal audit department together with management's responses including the status of previous recommendations.

  Independent Auditors

  •
  The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace independent public accountants. The Committee shall approve the fees and other compensation to be paid to the independent public accountants. The independent public accountants shall be ultimately accountable to the Board and the Committee.

  •
  On an annual basis, receive from the independent public accountants and review a formal written statement describing, to the extent permitted under applicable auditing standards: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the outside auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1. The Committee shall actively engage in a dialogue with the independent public accountants as to any disclosed relationships or services that may impact the independent public accountants' independence. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent public accountants.

  •
  On an annual basis, discuss with representatives of the independent public accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

  •
  Review the independent public accountants' audit plan and engagement letter which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. Additionally, review the scope of non-audit services performed for the Company by the independent auditors and approve any significant non-audit relationship with the independent auditors.

  •
  Consider and discuss with management and the independent auditors any difficulties encountered in the course of audit work or audit-related problems, including any restrictions on the scope of activities or access to required information and any significant disagreements with management and management's response thereto.

  Internal Audit Department and Legal Compliance

  •
  Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

  •
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  •
  On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  •
  Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

  •
  Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  •
  Establish clear hiring policies for employees or former employees of the independent auditors.

  •
  Review and approve all related-party transactions.

  •
  Establish procedures for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

  •
  Obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties.

  •
  Receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any outside legal, accounting or other advisors employed by the Committee.

  •
  Discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.    Performance Evaluation

        The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chair of the Committee or any other member of the Committee designated by the Committee to make this report.

ANNEX B

OPTEUM INC.

DIRECTOR INDEPENDENCE STANDARDS

        Our Corporate Governance Guidelines provide that a majority of the members of our Board of Directors meet the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the Securities and Exchange Commission. For a director to be deemed "independent," the Board of Directors shall affirmatively determine that the director has no material relationship with Opteum Inc. ("Opteum"), either directly or as a partner, stockholder or officer of an organization that has a relationship with Opteum. In making this determination, a director of Opteum who satisfies all of the following standards shall be presumed to be independent:

New York Stock Exchange Listed Company Manual
303A.02 Independence Tests

        In order to tighten the definition of "independent director" for purposes of these standards:

        (a)   No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

        Commentary:    It is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director's relationship to a listed company (references to "company" would include any parent or subsidiary in a consolidated group with the company). Accordingly, it is best that boards making "independence" determinations broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with the listed company, the board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

        The identity of the independent directors and the basis for a board determination that a relationship is not material must be disclosed in the listed company's annual proxy statement or, if the company does not file an annual proxy statement, in the company's annual report on Form 10-K filed with the SEC. In this regard, a board may adopt and disclose categorical standards to assist it in making determinations of independence and may make a general disclosure if a director meets these standards. Any determination of independence for a director who does not meet these standards must be specifically explained. A company must disclose any standard it adopts. It may then make the general statement that the independent directors meet the standards set by the board without detailing particular aspects of the immaterial relationships between individual directors and the company. In the event that a director with a business or other relationship that does not fit within the disclosed standards is determined to be independent, a board must disclose the basis for its determination in the manner described above. This approach provides investors with an adequate means of assessing the quality of a board's independence and its independence determinations while avoiding excessive disclosure of immaterial relationships.

        (b)   In addition, a director is not independent if:

          (i)    The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer,1 of the listed company.

        Commentary:    Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

          (ii)   The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

        Commentary:    Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the listed company (other than an executive officer) need not be considered in determining independence under this test.

          (iii)  (A) The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time.

          (iv)  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company's present executive officers at the same time serves or served on that company's compensation committee.

          (v)   The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        Commentary:    In applying the test in Section 303A.02(b)(v), both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the listed company and the director or immediate family member's current employer; a listed company need not consider former employment of the director or immediate family member.

        Contributions to tax exempt organizations shall not be considered "payments" for purposes of Section 303A.02(b)(v), provided however that a listed company shall disclose in its annual proxy statement, or if the listed company does not file an annual proxy statement, in the company's annual report on Form 10-K filed with the SEC, any such contributions made by the listed company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the listed company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues. Listed company boards are reminded of their obligations to consider the materiality of any such relationship in accordance with Section 303A.02(a) above.

        General Commentary to Section 303A.02(b):    An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

        In addition, references to the "company" would include any parent or subsidiary in a consolidated group with the company.

        1 For purposes of Section 303A, the term "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934.

303.01 Audit Committee

(2)
Composition/Expertise Requirement of Audit Committee Members.

        (a)   Each audit committee shall consist of at least three directors, all of whom have no relationship to the company that may interfere with the exercise of their independence from management and the company ("Independent");

(3)
Independence Requirement of Audit Committee Members. In addition to the definition of Independent provided above in (2)(a), the following restrictions shall apply to every audit committee member:

        (a)   Employees. A director who is an employee (including non-employee executive officers) of the company or any of its affiliates may not serve on the audit committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the company, the director could serve on the audit committee after three years following the termination of the relationship between the company and the former parent or predecessor.

        (b)   Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the company, or (ii) who has a direct business relationship with the company (e.g., a consultant) may serve on the audit committee only if the company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the company, to the director, and, if applicable, to the organization with which the director is affiliated.

        "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the audit committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the company.

        (c)   Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the company's executives serve on that corporation's compensation committee may not serve on the audit committee.

        (d)   Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the company or any of its affiliates cannot serve on the audit committee until three years following the termination of such employment relationship. See para.303.02 for definition of "Immediate Family."

Exchange Act of 1934
Rule 10A-3(b)(1)—Listing Standards Relating to Audit Committees

Independence.

            Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent; provided that, where a listed issuer is one of two dual holding companies, those companies may designate one audit committee for both companies so long as each member of the audit committee is a member of the board of directors of at least one of such dual holding companies.

            Independence requirements for non-investment company issuers.    In order to be considered to be independent for purposes of this paragraph (b)(1), a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

            Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

            Be an affiliated person of the issuer or any subsidiary thereof.

  Exemptions from the independence requirements.

            For an issuer listing securities pursuant to a registration statement under section 12 of the Act, or for an issuer that has a registration statement under the Securities Act of 1933 covering an initial public offering of securities to be listed by the issuer, where in each case the listed issuer was not, immediately prior to the effective date of such registration statement, required to file reports with the Commission pursuant to section 13(a) or 15(d) of the Act:

            All but one of the members of the listed issuer's audit committee may be exempt from the independence requirements of paragraph (b)(1)(ii) of this section for 90 days from the date of effectiveness of such registration statement; and

            A minority of the members of the listed issuer's audit committee may be exempt from the independence requirements of paragraph (b)(1)(ii) of this section for one year from the date of effectiveness of such registration statement.

          An audit committee member that sits on the board of directors of a listed issuer and an affiliate of the listed issuer is exempt from the requirements of paragraph (b)(1)(ii)(B) of this section if the member, except for being a director on each such board of directors, otherwise meets the independence requirements of paragraph (b)(1)(ii) of this section for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

          An employee of a foreign private issuer who is not an executive officer of the foreign private issuer is exempt from the requirements of paragraph (b)(1)(ii) of this section if the employee is elected or named to the board of directors or audit committee of the foreign private issuer pursuant to the issuer's governing law or documents, an employee collective bargaining or similar agreement or other home country legal or listing requirements.

          An audit committee member of a foreign private issuer may be exempt from the requirements of paragraph (b)(1)(ii)(B) of this section if that member meets the following requirements:

            The member is an affiliate of the foreign private issuer or a representative of such an affiliate;

            The member has only observer status on, and is not a voting member or the chair of, the audit committee; and

            Neither the member nor the affiliate is an executive officer of the foreign private issuer.

          An audit committee member of a foreign private issuer may be exempt from the requirements of paragraph (b)(1)(ii)(B) of this section if that member meets the following requirements:

            The member is a representative or designee of a foreign government or foreign governmental entity that is an affiliate of the foreign private issuer; and

            The member is not an executive officer of the foreign private issuer.

            In addition to paragraphs (b)(1)(iv)(A) through (E) of this section, the Commission may exempt from the requirements of paragraphs (b)(1)(ii) or (b)(1)(iii) of this section a particular relationship with respect to audit committee members, as the Commission determines appropriate in light of the circumstances.

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OPTEUM INC. 3305 Flamingo Drive Vero Beach, Florida 32963 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 6, 2006
OPTEUM INC. 3305 Flamingo Drive Vero Beach, Florida 32963 (772) 231-1400
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 6, 2006
QUORUM AND VOTING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: CONVERSION PROPOSAL
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
OTHER OFFICERS
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Equity Compensation Plan Information
SHARE PRICE PERFORMANCE GRAPH
Opteum Performance Graph
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATION
OTHER MATTERS
BIMINI MORTGAGE MANAGEMENT, INC.
AUDIT COMMITTEE CHARTER
OPTEUM INC. DIRECTOR INDEPENDENCE STANDARDS